Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the accompanying Quarterly Report on Form 10-Q of Lason, Inc. for the quarter ended March 31, 2003, each of the undersigned hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of our respective knowledge and belief, that:

(1)	such Quarterly Report on Form 10-Q of Lason, Inc. for the quarter ended March 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Quarterly Report on Form 10-Q of Lason, Inc. for the quarter ended March 31, 2003, fairly presents, in all material respects, the financial condition and results of operations of Lason, Inc.

The foregoing Certification is subject to and qualified by the disclosure in Part I, Item 2 which provides that while the unaudited condensed consolidated financial statements of registrant included in this quarterly report have been prepared in conformity with generally accepted accounting principles for interim financial information, they are not in conformity with the instructions for Form 10-Q and Rule 10-01 of Regulation S-X, as registrant has not presented comparable information for the three month period ending March 31, 2002. Reference is made to “Part I, Item 2: Management’s Discussion and Analysis of Financial Condition and Results of Operations - Fresh Start Reporting and Factors that Affect Comparability of Financial Information” for a more complete discussion.

May 15, 2003	/s/ Ronald D. Risher Ronald D. Risher Chief Executive Officer

May 15, 2003	/s/ Douglas S. Kearney Douglas S. Kearney Chief Financial Officer